UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

SITE Centers Corp.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	SITC	New York Stock Exchange
Depositary Shares, each representing 1/20 of a share of 6.375% Class A Cumulative Redeemable Preferred Shares without Par Value	SITC PRA	New York Stock Exchange
Depositary Shares, each representing 1/20 of a share of 6.25% Class K Cumulative Redeemable Preferred Shares without Par Value	SITC PRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On May 12, 2020, the Corporation held its annual meeting of shareholders.  The matters presented to shareholders for vote and the final voting results on such matters were as follows:

1.	Eight directors, each to serve until the next annual meeting of shareholders and until a successor has been duly elected and qualified, were elected by the following vote:

	For	Against	Abstain	Broker Non-Votes
Linda B. Abraham	171,682,107	259,534	39,216	5,538,997
Terrance R. Ahern	166,150,170	5,798,871	31,817	5,538,997
Jane E. DeFlorio	170,394,770	1,545,711	40,377	5,538,997
Thomas Finne	171,770,526	176,910	33,422	5,538,997
David R. Lukes	169,224,960	2,723,165	32,732	5,538,997
Victor B. MacFarlane	167,934,259	4,012,992	33,607	5,538,997
Alexander Otto	171,810,168	138,625	32,065	5,538,997
Dawn M. Sweeney	170,403,487	1,536,912	40,458	5,538,997

2.	The shareholder advisory vote regarding the compensation of the Corporation’s named executive officers was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
164,463,902	7,379,487	137,468	5,538,997

3.

The ratification of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the Corporation’s fiscal year ending December 31, 2020 was approved by the following vote:

For	Against	Abstain
172,775,611	4,704,322	39,921

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SITE Centers Corp.

Date: May 14, 2020	By:	/s/ Aaron M. Kitlowski
Name: Aaron M. Kitlowski
Title: Executive Vice President, General Counsel and Secretary